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                                                                     EXHIBIT 4.6


                          CERTIFICATE OF INCORPORATION
                           FINTUBE TECHNOLOGIES, INC.

         For the purposes of incorporating and organizing a corporation under the Oklahoma General Corporation Act, the undersigned does execute this Certificate of Incorporation and does hereby certify as follows:

                                 ARTICLE 1 NAME

         The name of the corporation (herein referred to as the "Corporation") is:

                           FINTUBE TECHNOLOGIES, INC.

                      ARTICLE 2 REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Oklahoma is: Suite 500, 320 South Boston, Tulsa, Tulsa County, Oklahoma 74103. The name of the Corporation's registered agent at such address is William F. Riggs.

                               ARTICLE 3 DURATION

         The duration of the Corporation is perpetual.

                          ARTICLE 4 PURPOSES AND POWERS

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

                             ARTICLE 5 CAPITAL STOCK

         The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 1,000 shares, each of the shares having a par value of ten cents ($.10), all of which shall be Common Stock. Each holder of any of the shares of the capital stock of the Corporation shall be entitled to a preemptive right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, or carrying any rights to purchase stock of any class, whether said unissued stock shall be issued for cash, property, or any other lawful consideration.

                             ARTICLE 6 INCORPORATOR

         The name and mailing address of the sole incorporator is as follows:

                                William F. Riggs
                                    Suite 500
                                320 South Boston
                              Tulsa, Oklahoma 74103

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                          ARTICLE 7 BOARD OF DIRECTORS

         Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. No cumulative voting shall be permitted in the election of directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     SECTION 7.1 BYLAWS To make, amend, alter, or repeal the Bylaws of the Corporation.

     SECTION 7.2 MORTGAGES To authorize and cause to be executed or granted mortgages, security interests, and liens upon the real and personal property of the Corporation.

     SECTION 7.3 RESERVES To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     SECTION 7.4 COMMITTEES By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one
(1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                              ARTICLE 8 COMPROMISE

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in

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number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this Corporation, as the case may be, and also on this Corporation.

                               ARTICLE 9 MEETINGS

         Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. The books of the Corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation, but unless a contrary designation is made, such books will be kept at the Corporation's principal office. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                      ARTICLE 10 CONTRACTS WITH AFFILIATES

         To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their vote are counted for such purpose.

                              ARTICLE 11 LIABILITY

         No shareholder, director, or officer of the Corporation shall be personally liable for the payment of the debts of the Corporation except as the shareholder, director, or officer may be liable by reason of his or her own conduct or acts. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director, provided that this paragraph shall not eliminate the liability of a director for any breach of the director's duty of loyalty to the Corporation or its shareholders, or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for violations of Section 1053 of the Oklahoma General Corporation Act, or for any transaction from which the director received an improper personal benefit.

                              ARTICLE 12 AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law. All rights conferred upon the shareholders herein are granted subject to this reservation.

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         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate of Incorporation, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 7th day of October, 1999.



                                            /s/ William F. Riggs
                                            ---------------------------------
                                            William F. Riggs, Incorporator


























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